Filed with the Securities and Exchange Commission on August 18, 2014

 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	541511	41-1967918
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5929 Baker Road, Suite 475

Minnetonka, MN 55345

(952) 564-3500

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Scott W. Koller, President & Chief Executive Officer

Wireless Ronin Technologies, Inc.

5929 Baker Road, Suite 475

Minnetonka, MN 55345

(952) 564-3500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies of Communications to:

Paul D. Chestovich

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

(612) 672-8305

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ SEC File No. 333-195278

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐ Accelerated filer  ☐ Non-accelerated filer ☐ Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common stock, $0.01 par value per share	566,922	0.58	$328,814.76	$42.35

(1)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form S-4 (File No. 333-195278), as amended, is hereby registered.
(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed offering price per share is equal to $0.58, the average of the bid and asked prices per share of common stock of Wireless Ronin Technologies, Inc., as reported on the OTC Markets (OTCQB) on August 15, 2014, within five business days prior to the filing of this registration statement.
(3)	The registration fee is calculated in accordance with Rule 457(a) of the Securities Act, based on the offering price of the additional securities.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-4 (File No. 333-195278), originally filed by us with the Commission on April 15, 2014, and subsequently amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering an additional $328,814.76 of securities pursuant to Rule 462(b), which amount does not represent more than 20% of the maximum aggregate offering price set forth for the securities in the “Calculation of Registration Fee” table in the registration statement on Form S-4 (File No. 333-195278), as amended.

The information in the registration statement on Form S-4 (File No. 333-195278), as amended by Pre-Effective Amendment Nos. 1 and 2 thereto, filed with the Commission, is incorporated by reference into this registration statement. The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits and Financial Statement Schedules

(a)  Exhibits.  All exhibits previously filed or incorporated by reference into the registrant’s registration statement on Form S-4 (File No. 333-195278) are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description

5	Opinion of Maslon Edelman Borman & Brand, LLP

23.1	Consent of Baker Tilly Virchow Krause, LLP

23.2	Consent of HJ & Associates, LLC

23.3	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5)

(b)  Financial Statement Schedules.  None.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on August 18, 2014.

Wireless Ronin Technologies, Inc.

By:	/s/ Scott Koller
Scott Koller Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of August 18, 2014, by the following persons in the capacities indicated below.

Name	Title

/s/Scott Koller	Director, Chief Executive Officer and President
Scott Koller	(Principal Executive Officer)

/s/ John Walpuck	Chief Financial Officer
John Walpuck	(Principal Financial and Accounting Officer)

/s/ Stephen F. Birke	Director
Stephen F. Birke

/s/ Kent O. Lillemoe	Director
Kent O. Lillemoe

/s/ Howard P. Liszt	Director
Howard P. Liszt

/s/Don Harris	Director
Don Harris

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EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Maslon Edelman Borman & Brand, LLP

23.1	Consent of Baker Tilly Virchow Krause, LLP

23.2	Consent of HJ & Associates, LLC

23.3	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5)

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